Contact: Stewart E. McClure, Jr., President and Chief Executive Officer (908) 221-0100.

Somerset Hills Bancorp Reports Record Operating Results for Year Ended December 31, 2002

BERNARDSVILLE, N.J. - February 10, 2003 - Somerset Hills Bancorp (NASDAQ: SOMH and SOMHW), the parent company for Somerset Hills Bank reported today record operating results for the year ended December 31, 2002 and its first profitable year of operations.

Stewart E. McClure Jr., President and Chief Executive Officer noted the achievements of the organization in 2002:

     |X| Recorded its fourth consecutive quarter of profitable operations in the fourth quarter of 2002 and its first full year of profitability;

     |X|  Paid its first 5% stock dividend on May 15, 2002;

     |X| Increased its presence in Morris County, New Jersey by opening a branch in Morristown on October 12, 2002. Market receptivity in the Morristown branch has been excellent with deposits reaching $6.3 million as of December 31, 2002;

     |X| Raised $8.0 million of capital through an underwritten offering of units consisting of common stock and warrants which helped grow the capital base to $20.7 million to support future growth of our franchise;

     |X| Closed a record level of mortgage loans at Sullivan Financial Services, Inc., the bank's mortgage company subsidiary. Mortgage loan closings in 2002 totaled $320.9 million compared with $223.0 million in 2001. The pipeline of originations remains very strong entering 2003;

     |X| Increased total loans by $26.0 million or 38.0% to $94.6 million at December 31, 2002 from $68.6 million at year-end 2001;

     |X| Increased total assets by 26.1% to $149.8 million at December 31, 2002 from $118.7 million at year-end 2001; and

     |X| Launched its wholly owned subsidiary, Somerset Hills Wealth Management Services, LLC, in February 2002, offering financial planning, insurance, investment and related products.

Net income for the fourth quarter was $28 thousand or $0.01 per share compared to a net loss of $66 thousand or ($0.04) per share for the fourth quarter of 2001. For the year ended December 31, 2002, Somerset Hills earned $179 thousand or $0.10 per share as compared to a net loss of $560 thousand or ($0.34) per share the prior year. The increase in earnings results primarily from a substantial increase in net interest income of $1.2 million or 41.9% and a $503 thousand or 19.6% increase in the gain on the sale of mortgage loans, partially offset by an increase in non-interest expenses of $1.0 million or 19.1%. The increase in net interest income was primarily a result of a $918 thousand decrease in interest expense due to declining market interest rates as well as a change in deposit mix. The Company continued the shift from more costly time deposits to attracting customers to its lower cost transaction accounts. The bank has increased its level of core deposits through the adoption and promotion of its Paramount Checking Account, an interest paying checking account offering features such as free checks, telephone banking and bill payment, free safe deposit box and a refund of foreign ATM fees. The number of Paramount accounts increased to 821 at December 31, 2002 from 562 at December 31, 2001. At December 31, 2002 the average balance per Paramount Account was $58 thousand.

Net interest income for the fourth quarter of 2002 increased by 47.6% to $1.2 million from $779 thousand for the fourth quarter of 2001 reflecting continued growth in assets. For the full year 2002, net interest income increased 41.9% to $4.0 million as compared to $2.8 million for the year ended December 31, 2001, also driven by asset growth. Despite the falling interest rate environment the Company's net interest margin improved to 3.52 % for the fourth quarter 2002 compared to 2.88% in the fourth quarter of 2001. For the full year the net interest margin was 3.52 % compared to 2.98% for 2001.


Non-interest income grew by 25.0% in the fourth quarter of 2002 to $996 thousand compared to $797 thousand for the same period in 2001. A significant percentage of the Company's revenue has been derived from non-interest income activities. The increase in non-interest income reflects increases in revenue from the sale of mortgage loans and service charges. Non-interest income represented 46.4% of total revenue for the quarter and 45.1% of total revenue for the year-ended December 31, 2002.

For the year ended December 31, 2002, Somerset Hills experienced a 26.1% growth in total assets to $149.8 million from $118.7 million at December 31, 2001. Asset growth in 2002 was primarily fueled by a 38.0% or $26.0 million increase in loans to $94.6 million at December 31, 2002. For the full year, deposits grew 21.8% to $125.4 million at December 31, 2002 from $103.0 million at December 31, 2001.

At year-end, the bank's allowance for loan losses equaled $1.3 million or 1.33% of total loans and 917% of non-performing loans. At year-end, non-performing loans totaled $137 thousand or 0.14% of total loans and 0.01% of total assets.

Stockholders' equity increased by $8.4 million primarily from the completion of a unit offering in November 2002. At year-end stockholders' equity totaled $20.7 million or 13.8% of total assets. Regulatory capital ratios are all well in excess of the "well-capitalized" threshold.

Somerset Hills Bancorp is a bank holding company formed in January 2001 to own all of the common stock of Somerset Hills Bank. Somerset Hills Bank is a full-service commercial bank with offices in Bernardsville, Mendham and Morristown, New Jersey. The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC., a wholly owned subsidiary licensed to provide financial services including financial planning, life, health and property and casualty insurance, mutual funds, and annuities for individuals and commercial accounts. The common stock of the Company is traded on NASDAQ under the symbol SOMH and the Company's warrants to purchase common stock are traded on NASDAQ under the symbol SOMHW.

Statements contained in this news release, which are not historical facts, are forward looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Commission from time to time. Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate", "should," "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principals, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.





                             SOMERSET HILLS BANCORP
                            Statement of Operations
                     (in thousands, except for share data)


                                                                    Three months    Three months   Twelve months    Twelve months
                                                                       ended           ended          ended             ended
                                                                   Dec. 31, 2002   Dec. 31, 2001   Dec. 31, 2002    Dec. 31, 2001
                                                                   -------------   -------------   -------------    -------------
                                                                    (unaudited)                     (unaudited)

             INTEREST INCOME

    Loans, including fees                                           $ 1,728          $ 1,358         $ 5,958          $ 5,474
    Federal funds sold                                                    8               89              69              411
    Investment securities                                               147              180             715              596
    Cash and due from  banks                                              2                6              17               19

          Total interest income                                       1,885            1,633           6,759            6,500
                                                                    -------          --------        -------          -------

INTEREST EXPENSE
     Deposits                                                           698              826           2,647            3,636
     Federal Funds Purchased                                              3              -                 6                7
     Borrowings                                                          34               28             120               48
                                                                    -------          --------        -------          -------
          Total interest expense                                        735              854           2,773            3,691
                                                                    -------          --------        -------          -------


          Net Interest Income                                         1,150              779           3,986            2,809

PROVISION FOR LOAN LOSSES                                               153              237             448              583
                                                                    -------          --------        -------          -------

          Net interest income after provision for possible
              loan losses                                               997              542           3,538            2,226
                                                                    -------          --------        -------          -------


NON-INTEREST INCOME
     Service fees on deposit accounts                                    28               21             106               69
     Gains on sales of mortgage loans,net                               945              755           3,075            2,572
     Other Income                                                        23                9              77               38
     Gains on sales of investment securities, net                        -                12              10               75
                                                                    -------          --------        -------          -------
          Total Non-Interest Income                                     996              797           3,268            2,754
                                                                    -------          --------        -------          -------

NON-INTEREST EXPENSE
     Salaries and employee benefits                                   1,011              798           3,549            3,147
     Occupancy expense                                                  279              197           1,038              840
     Other operating expense                                            633              379           1,932            1,486
                                                                    -------          --------        -------          -------
          Total Non-Interest Expense                                  1,923            1,374           6,519            5,473
                                                                    -------          --------        -------          -------

          Income (loss) before provision for taxes                       70              (35)            287             (493)

PROVISION FOR INCOME TAX                                                (42)             (31)           (108)             (67)
                                                                    -------          --------        -------          -------

                    Net income/(loss)                               $    28          $   (66)        $   179          $  (560)
                                                                    =======          ========        =======          =======

Per share data
     Net income (loss) - basic and diluted                          $  0.01          $ (0.04)         $  0.10         $ (0.34)
                                                                    =======          ========          =======        =======

                             SOMERSET HILLS BANCORP
                                 Balance Sheets
                       (in thousands, except for share data)



                                                             December 31, 2002         December 31, 2001
                                                             -----------------         -----------------
                                                                (Unaudited)

ASSETS

Cash and due from banks                                        $   5,051                    $   7,129
Federal funds sold                                                 4,400                        3,900
                                                               --------------          -----------------
              Total cash and cash equivalents                      9,451                       11,029

Loans held for sale                                               22,271                       17,194
Investment securities available- for- sale                        18,810                       17,255

Loans receivable                                                  94,629                       68,576
      less allowance for loan losses                              (1,256)                        (882)
      deferred fees                                                 (104)                        (108)
                                                               --------------          -----------------
Net loans receivable                                              93,269                       67,586

Premises and equipment, net                                        4,081                        3,889
Goodwill, net                                                      1,191                        1,191
Accrued interest receivable                                          545                          499
Other assets                                                         170                          102
                                                               --------------          -----------------
              Total assets                                     $ 149,788                    $ 118,745
                                                               ==============          =================
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
     Deposits
     Non-interest bearing deposits-demand                      $  15,386                    $  13,272
     Interest bearing deposits-NOW,
        money market and savings                                  67,520                       53,898
     Certificates of deposit, under $100,000                      30,688                       26,911
     Certificates of deposit, $100,000 and over                   11,850                        8,872
                                                               --------------          -----------------
              Total deposits                                     125,444                      102,953
                                                               --------------          -----------------
Federal Home Loan Bank advances                                    2,500                        2,500
Accrued interest payable                                              84                           82
Other liabilities                                                  1,096                          882
                                                               --------------          -----------------
              Total liabilities                                  129,124                      106,417
                                                               --------------          -----------------
STOCKHOLDERS' EQUITY
Preferred stock-1,000,000 shares authorized; none issued             -                             -
*Common stock- authorized,5,000,000 shares
    of no par value;issued and outstanding,
2,756,339 in 2002 and 1,652,339 in 2001                           23,853                       15,866
Accumulated deficit                                               (3,359)                      (3,538)
Accumulated other comprehensive income                               170                          -
                                                               --------------          -----------------
Total Stockholders` Equity                                        20,664                       12,328
              TOTAL LIABILITIES AND                            --------------          -----------------
              STOCKHOLDERS EQUITY                              $ 149,788                    $ 118,745
                                                               ==============          =================


              *Restated to reflect 5% stock dividend